Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2009 Results

•	First Quarter Operating Earnings per share of $2.72; Net Income per share of $2.32

•	First Quarter Annualized Operating ROE of 16.9%; Annualized Net Income ROE of 14.4%

•	Book Value of $65.55 per share, up 2.5% year to date

PEMBROKE, Bermuda, April 27, 2009 — PartnerRe Ltd. (NYSE:PRE) today reported net income of $141.5 million, or $2.32 per share on a fully diluted basis for the first quarter of 2009. Net income includes net after-tax realized and unrealized losses on investments of $74.5 million, or $1.30 per share, as well as a net after-tax gain of $57.0 million, or $0.99 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts). Net income for the first quarter of 2008 was $129.0 million, or $2.16 per share on a fully diluted basis, including net after-tax realized and unrealized gains on investments of $8.9 million, or $0.16 per share. Operating earnings for the first quarter of 2009 were $155.7 million, or $2.72 per share on a fully diluted basis. This compares to operating earnings of $110.2 million, or $1.98 per share, for the first quarter of 2008. Operating earnings exclude net after-tax realized and unrealized investment gains and losses, net after-tax realized gain on the purchase of the CENts, and net after-tax interest in results of equity investments, and is calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the first quarter 2009 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “PartnerRe posted solid results for the first quarter 2009, with a 16.9% operating return on beginning equity and 2.5% growth in GAAP book value per share. The quarter was relatively uneventful in terms of large losses, resulting in a Non-Life combined ratio of 87.0%. The strengthening of the U.S. dollar impacted written and earned premium and net investment income growth, which would all have been positive if not for the impact of currency changes. In addition, in a difficult capital markets environment, our invested assets posted a positive return of 0.5% in the quarter, in local currencies.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2009	2008
Net Premiums Written	$1,308,058	$1,411,564
Net Premiums Earned	$866,450	$909,753
Non-Life Combined Ratio	87.0%	92.3%
Net Income	$141,521	$129,020
Net Income per share (a)	$2.32	$2.16
Operating Earnings (a)	$155,742	$110,211
Operating Earnings per share (a)	$2.72	$1.98

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of CENts, and after-tax interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the first quarter of 2009 were $1.3 billion, compared to $1.4 billion in the first quarter of 2008. Total revenues for the first quarter of 2009 were $1.0 billion, compared to $1.1 billion in the first quarter of 2008, and included $866.4 million of net premiums earned, down 5% from the first quarter of 2008; net investment income of $133.1 million, compared to $137.0 million in the first quarter of 2008; pre-tax net realized and unrealized investment losses of $70.1 million as compared to pre-tax net realized and unrealized investment gains of $25.1 million for the first quarter of 2008; and a pre-tax gain of $88.4 million ($57.0 million after-tax) from the purchase of approximately 75% of the Company’s outstanding CENts. Foreign exchange impacted comparisons as a result of the year-over-year strengthening of the U.S. dollar. Excluding the impact of foreign exchange, net premiums written, net premiums earned and net investment income would have increased 1%, 2% and 2%, respectively.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.47 per common share. The dividend will be payable on June 1, 2009, to common shareholders of record on May 22, 2009, with the stock trading ex-dividend commencing May 20, 2009.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Results by Segment

The Non-Life segment reported net premiums written of $1.1 billion for the first quarter of 2009, down from $1.2 billion for the same period in 2008. Excluding the impact of foreign exchange, Non-Life net premiums written for the first quarter of 2009 would have been flat with the prior year period. Net premiums earned were $724 million in the first quarter of 2009, compared with $763 million for the same period in 2008. The combined ratio for the first quarter of 2009 was 87.0%, compared to 92.3% for the first quarter 2008. Last year’s first quarter reflected a high frequency of losses in both the Global (Non-U.S.) P&C and Global (Non-U.S.) Specialty sub-segments. The Non-Life technical result was $147 million for the first quarter of 2009 compared to $116 million for the prior year period.

The U.S. business, which represented 24% of total net premiums written for the quarter, reported net premiums written of $312 million for the first quarter of 2009, compared with $332 million for the prior year’s first quarter. Net premiums earned were $241 million in the first quarter of 2009, compared to $266 million for the same period in 2008. The technical ratio for this sub-segment was 93.1% for the first quarter of 2009, compared to 89.1% in the first quarter of 2008. The technical result for the first quarter of 2009 was $16 million, compared to $29 million for the same period in 2008.

The Global (Non-U.S.) P&C business, which represented 23% of total net premiums written for the quarter, reported net premiums written of $299 million for the first quarter of 2009, compared to $373 million for the same period in 2008. Net premiums earned during the quarter were $157 million, compared to $201 million for the first quarter 2008. The technical ratio for this sub-segment was 73.9% for the first quarter of 2009 compared to 99.3% for the same period in 2008. The technical result for the first quarter of 2009 was $41 million, compared to $2 million for the same period in 2008.

The Global (Non-U.S.) Specialty business, which represented 25% of total net premiums written for the quarter, reported net premiums written of $331 million for the first quarter of 2009, essentially flat with the first quarter of 2008. Net premiums earned were up 13% to $247 million for the quarter, compared to the same period in 2008. This sub-segment’s technical ratio was 88.0% compared to 92.3% for the first quarter of 2008. The technical result for the first quarter of 2009 was $30 million, compared to $17 million for the same period in 2008.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

The Catastrophe business, which represented approximately 16% of total net premiums written for the quarter, reported net premiums written of $205 million for the first quarter of 2009, compared to $198 million for the prior year period. Net premiums earned were $79 million for the first quarter, essentially flat with the same period in 2008. This sub-segment’s technical ratio for the first quarter of 2009 was 23.7%, compared with 11.1% for the first quarter of 2008. The technical result for the first quarter of 2009 was $60 million, compared to $68 million for the same period in 2008.

The Life segment, which represented 12% of total net premiums written for the quarter, reported net premiums written of $160 million for the first quarter of 2009, compared to $170 million in the first quarter of 2008. Excluding the impact of foreign exchange, Life net written premiums for the first quarter of 2009 would have been up 8% year over year. The allocated underwriting result was $5 million for the quarter, compared to $4 million in the first quarter of 2008.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $116 million to pre-tax operating income in the first quarter. Separately, following the adoption of FAS 159, with changes in the unrealized market values of invested assets recorded in net income, capital markets and investment activities contributed pre-tax non-operating realized and unrealized losses of $76 million in the first quarter 2009.

Balance Sheet Items

At March 31, 2009, total assets were $16.3 billion, flat with total assets at December 31, 2008. Year to date, total investments and cash were down 3% to $11.4 billion, reflecting the repayment of $200 million in debt, the CENts purchase, and the impact of foreign exchange. Net Non-Life loss and loss expense reserves decreased 2% year to date to $7.3 billion at March 31, 2009. Excluding the impact of foreign exchange, net Non-Life loss and loss expense reserves would be nearly flat when compared with December 31, 2008. During the first quarter of 2009, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $100 million. The overall first quarter prior year reserve development in the Non-Life segment includes net favorable development of $21 million in the U.S. sub-segment, $52 million in the Global (Non-U.S.) P&C sub-segment, $25 million in the Global (Non-U.S.) Specialty sub-segment, and $2 million in the Catastrophe subsegment. In the first quarter of 2008, Non-Life reserves for prior years developed favorably by $117 million. Net policy benefits for life and annuity contracts decreased by 1% year to date to $1.4 billion at March 31, 2009. Excluding the impact of foreign exchange, net policy

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

benefits for life and annuity contracts would have been up 3% year to date. During the first quarter of 2009, the Company’s estimate of Life reserves for prior years developed adversely by $7 million, compared to adverse development of $5 million in the first quarter of 2008.

At March 31, 2009, total capital was $4.8 billion, down from the $4.9 billion at December 31, 2008, partly the result of the CENts purchase. Total shareholders’ equity was $4.3 billion, compared to $4.2 billion at December 31, 2008. Book value per common share at March 31, 2009 was $65.55 on a fully diluted basis compared to $63.95 per diluted share at December 31, 2008, reflecting a 2.5% increase year to date.

For additional information, the Company has posted a first quarter 2009 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

Mr. Thiele said, “We are seeing competing trends impacting profitability in the non-life reinsurance market. Pricing and profitability are improving in catastrophe-exposed property lines in the U.S. and Japan, but elsewhere, especially in casualty lines, the impact of stagnant pricing and interest rates near historic lows means there is continued pressure on returns on capital. In this environment, PartnerRe, with its diversified book and geographic spread, is well-positioned to take advantage of the best opportunities wherever they may be. We are large enough and secure enough to be meaningful to our clients, have the required scale to efficiently deliver our products and services across the globe, yet still nimble and responsive to attractive opportunities.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of its operations without the impact of net realized and unrealized gains/losses on investments, net of tax, net realized gain on the purchase of CENts, net of tax, nor the interest in earnings/losses of equity investments, net of tax, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and capital efficient notes, to manage the capital structure of the Company.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion. At March 31, 2009, total assets were $16.3 billion, total capital was $4.8 billion and total shareholders’ equity was $4.3 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency, equity and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended March 31, 2009	For the three months ended March 31, 2008
Revenues
Gross premiums written	$1,340,380	$1,439,332

Net premiums written	$1,308,058	$1,411,564
Increase in unearned premiums	(441,608)	(501,811)

Net premiums earned	866,450	909,753
Net investment income	133,127	137,010
Net realized and unrealized investment (losses) gains	(70,120)	25,112
Net realized gain on purchase of capital efficient notes	88,427	—
Other income	4,582	1,639

Total revenues	1,022,466	1,073,514

Expenses
Losses and loss expenses and life policy benefits	518,899	589,668
Acquisition costs	199,968	204,238
Other operating expenses	83,594	92,280
Interest expense	9,146	11,896
Net foreign exchange losses	3,349	4,798

Total expenses	814,956	902,880

Income before taxes and interest in (losses) earnings of equity investments	207,510	170,634
Income tax expense	59,812	42,726
Interest in (losses) earnings of equity investments	(6,177)	1,112

Net income	$141,521	$129,020

Preferred dividends	$8,631	$8,631

Operating earnings available to common shareholders	$155,742	$110,211

Comprehensive income, net of tax	$112,645	$190,197

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.76	$2.03
Net realized and unrealized investment (losses) gains, net of tax	(1.32)	0.17
Net realized gain on purchase of capital efficient notes, net of tax	1.00	—
Interest in (losses) earnings of equity investments, net of tax	(0.09)	0.02

Basic net income	$2.35	$2.22

Weighted average number of common shares outstanding	56,511.2	54,248.3

Diluted operating earnings	$2.72	$1.98
Net realized and unrealized investment (losses) gains, net of tax	(1.30)	0.16
Net realized gain on purchase of capital efficient notes, net of tax	0.99	—
Interest in (losses) earnings of equity investments, net of tax	(0.09)	0.02

Diluted net income	$2.32	$2.16

Weighted average number of common and common share equivalents outstanding	57,320.3	55,711.2

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Investments:
Fixed maturities, trading securities, at fair value	$10,280,043	$10,181,995
Short-term investments, trading securities, at fair value	69,024	117,091
Equities, trading securities, at fair value	426,416	512,812
Other invested assets	54,769	74,493

Total investments	10,830,252	10,886,391
Cash and cash equivalents, at fair value, which approximates amortized cost	571,638	838,280
Accrued investment income	170,693	169,103
Reinsurance balances receivable	2,125,796	1,719,694
Reinsurance recoverable on paid and unpaid losses	161,753	153,594
Funds held by reinsured companies	753,187	786,422
Deferred acquisition costs	659,012	617,121
Deposit assets	328,552	342,132
Net tax assets	168,264	215,703
Goodwill	429,519	429,519
Net receivable for securities sold	—	43,007
Other assets	76,108	78,354

Total assets	$16,274,774	$16,279,320

Liabilities
Unpaid losses and loss expenses	$7,393,205	$7,510,666
Policy benefits for life and annuity contracts	1,421,420	1,432,015
Unearned premiums	1,706,598	1,273,787
Other reinsurance balances payable	217,335	209,007
Deposit liabilities	353,726	362,485
Net tax liabilities	195,663	219,679
Net payable for securities purchased	23,526	—
Accounts payable, accrued expenses and other	160,245	164,968
Current portion of long-term debt	—	200,000
Long-term debt	200,000	200,000
Debt related to senior notes	250,000	250,000
Debt related to capital efficient notes	70,989	257,605

Total liabilities	11,992,707	12,080,212

Shareholders’ Equity
Common shares (par value $1.00, issued: 2009, 57,874,268; 2008, 57,748,507)	57,874	57,749
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 11,600,000; aggregate liquidation preference: 2009 and 2008, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 9,200,000; aggregate liquidation preference: 2009 and 2008, $230,000,000)	9,200	9,200
Additional paid-in capital	1,471,062	1,465,688
Accumulated other comprehensive (loss) income:
Net unrealized gains on investments, net of tax	5,081	3,943
Currency translation adjustment	3,688	34,888
Unfunded pension obligation, net of tax	(14,837)	(16,023)
Retained earnings	2,835,998	2,729,662
Common shares held in treasury, at cost (2009, 1,295,173; 2008, 1,295,173)	(97,599)	(97,599)

Total shareholders’ equity	4,282,067	4,199,108

Total liabilities and shareholders’ equity	$16,274,774	$16,279,320

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2009 and 2008, $520,000,000)	$66.49	$65.17

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all stock-based awards)	$65.55	$63.95

Number of Common and Common Share Equivalents Outstanding	57,388.2	57,533.9

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended March 31, 2009

	U.S.	Global (Non- U.S.) P&C	Global (Non- U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$312	$299	$359	$205	$1,175	$164	$1	$1,340

Net premiums written	$312	$299	$331	$205	$1,147	$160	$1	$1,308
(Increase) decrease in unearned premiums	(71)	(142)	(84)	(126)	(423)	(20)	1	(442)

Net premiums earned	$241	$157	$247	$79	$724	$140	$2	$866
Losses and loss expenses and life policy benefits	(162)	(75)	(157)	(11)	(405)	(113)	(1)	(519)
Acquisition costs	(63)	(41)	(60)	(8)	(172)	(28)	—	(200)

Technical result	$16	$41	$30	$60	$147	$(1)	$1	$147

Other income					3	1	1	5
Other operating expenses					(54)	(10)	(20)	(84)

Underwriting result					$96	$(10)	n/a	$68

Net investment income						15	118	133

Allocated underwriting result (1)						$5	n/a	n/a

Net realized and unrealized investment losses							(70)	(70)
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(9)	(9)
Net foreign exchange losses							(3)	(3)
Income tax expense							(60)	(60)
Interest in losses of equity investments							(6)	(6)

Net income							n/a	$142

Loss ratio (2)	66.9%	47.9%	63.6%	14.1%	55.9%
Acquisition ratio (3)	26.2	26.0	24.4	9.6	23.7

Technical ratio (4)	93.1%	73.9%	88.0%	23.7%	79.6%
Other operating expense ratio (5)					7.4

Combined ratio (6)					87.0%

For the three months ended March 31, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$332	$375	$354	$198	$1,259	$174	$6	$1,439

Net premiums written	$332	$373	$333	$198	$1,236	$170	$6	$1,412
Increase in unearned premiums	(66)	(172)	(114)	(121)	(473)	(25)	(4)	(502)

Net premiums earned	$266	$201	$219	$77	$763	$145	$2	$910
Losses and loss expenses and life policy benefits	(171)	(147)	(148)	(2)	(468)	(122)	—	(590)
Acquisition costs	(66)	(52)	(54)	(7)	(179)	(25)	—	(204)

Technical result	$29	$2	$17	$68	$116	$(2)	$2	$116

Other income					1	—	—	1
Other operating expenses					(57)	(9)	(26)	(92)

Underwriting result					$60	$(11)	n/a	$25

Net investment income						15	122	137

Allocated underwriting result (1)						$4	n/a	n/a

Net realized and unrealized investment gains							25	25
Interest expense							(12)	(12)
Net foreign exchange losses							(4)	(4)
Income tax expense							(43)	(43)
Interest in earnings of equity investments							1	1

Net income							n/a	$129

Loss ratio (2)	64.2%	73.4%	67.7%	2.0%	61.3%
Acquisition ratio (3)	24.9	25.9	24.6	9.1	23.5

Technical ratio (4)	89.1%	99.3%	92.3%	11.1%	84.8%
Other operating expense ratio (5)					7.5

Combined ratio (6)					92.3%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.